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                                                                   EXHIBIT 10.52


              AMENDMENT TO CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         AMENDMENT TO CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("AGREEMENT") dated as of November ___, 2001 between the U.S. Plastic Lumber Corp. (the "Company"), and Stout Partnership, a New Jersey Partnership (the "INVESTORS")

                              W I T N E S S E T H:

         WHEREAS, U.S. Plastic Lumber Corp. (the "Company") and the Investors have heretofore entered into a Convertible Debenture Agreement on December 1, 2000 in the aggregate amount of $5,000,000 which was subsequently amended on March 15, 2001; and

         WHEREAS, the Company and the Investors are desirous of amending the Convertible Debenture Agreement to further extend the due date of the debentures; and

         WHEREAS, the Investors are major shareholders in the Company and derive economic benefit from the success of the Company, and

         WHEREAS, the Investors are willing to execute this Amendment;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. MATURITY DATE. The Maturity Date as defined in the Debenture shall be amended to be January 1, 2003.

2. CONSIDERATION FOR MATURITY DATE EXTENSION. The parties agree to the following terms and conditions:

         (a) The Company agrees that upon repayment of the principal, the Company shall pay Holder a sum equal to 115% of the original principal amount.

         (b) The Company shall issue to the Holder upon the execution of this Amendment Warrants to purchase 100,000 shares of the Company's Common Stock, par value $.0001, at an exercise price of $0.50 per share. The Warrant shall have a term of five years.

3. MISCELLANEOUS. All remaining terms of the Convertible Debenture Purchase Agreement and related agreements between the Company and Investors are unchanged and shall remain in full force and effect. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. This Agreement may be executed in two or more counterparts, all of which shall be considered on and the same agreement, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                                              STOUT PARTNERSHIP

                                              --------------------------
                                              Gary J. Ziegler
                                              Title: Managing Partner

                                              U.S. Plastic Lumber Corp.

                                              ----------------------------
                                              Bruce C. Rosetto, Secretary